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                                                                   EXHIBIT 10.37

                              GUARANTY OF SUBLEASE

            GUARANTY by the undersigned, WEIGHT WATCHERS INTERNATIONAL, INC., a Virginia corporation ("Guarantor"), annexed to that certain Agreement of Sublease dated September ___, 2000 (the "Lease") between RDR ASSOCIATES, INC. ("Landlord"), as sublandlord, and WEIGHTWATCHERS.COM, INC. ("Tenant"), as subtenant.

            In consideration of the simultaneous subletting of space on the 8th floor of the building at 888 Seventh Avenue, New York, New York by Landlord to Tenant (such premises being more particularly described in the Lease), Guarantor, for itself and on behalf of its successor and permitted assigns, hereby jointly and severally:

            1     Unconditionally guarantees to Landlord, its successors and assigns, the full payment, performance and observance of all the terms, covenants and conditions of the Lease therein expressed on Tenant's part to be paid, performed and observed. If, at any time, Tenant shall default beyond any applicable notice and cure period in the performance or observance of any of such terms, covenants and conditions, Guarantor shall keep, perform and observe the same, as the case may be, in the place and stead of Tenant. The foregoing shall include any liability of Tenant which shall accrue under the Lease for any period preceding, as well as any period following, the respective commencement and expiration (or termination) dates of the Lease.

            2     Agrees that Guarantor's obligations hereunder shall exist
without requiring any notice (except as expressly provided for in the Lease) of breach or default of or by Tenant to be delivered by Landlord to Guarantor, all of which Guarantor hereby expressly waives.

            3     Agrees to and with Landlord, its successors and assigns, that
Guarantor, at Landlord's option, may be joined in any action against Tenant in connection with the Lease, and that recovery may be had against Guarantor in such action or in any independent action against Guarantor without Landlord first pursuing or exhausting any remedy or claim against Tenant, its successors or assigns. Guarantor also agrees that it will be conclusively bound by the judgment in any such action to Landlord against Tenant (wherever brought) whether or not it was a party to such action. Guarantor waives all right to trial by jury in any action or proceeding hereinafter instituted by Landlord concerning this Guaranty or the Lease to which Guarantor may be a party.

            4     Agrees that this Guaranty shall remain and continue in full force and effect as to any renewal, extension or modification of the Lease (including any holdover), and as to any assignment or subletting of the premises demised under the Lease, but in case of any Lease modification, the liability of Guarantor shall be deemed modified in accordance with the terms of any such modification. In addition, any act of Landlord, its successor or assigns, consisting of a waiver of any of the terms or conditions of the Lease, the giving of any consent to any matter or thing relating to the Lease or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without releasing any of its obligations hereunder.

            5     Agrees that the liability of Guarantor hereunder shall not be affected by (a) the release or discharge of Tenant in any creditors', receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of Tenant in

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bankruptcy, or of any remedy for the enforcement of Tenant's liability under the
Lease, resulting from the operation of any present or future provision of any Bankruptcy Act or other statute or from the decision in any court, (c) the rejection or disaffirmance of the Lease in any such proceedings, (d) the assignment or transfer of the Lease by Tenant, (e) any disability or other defense of Tenant (other than the defense that Tenant has complied with the relevant obligation set forth in the Lease) or (f) the cessation from any cause whatsoever of the liability of the Tenant.

            6     Warrants and represents that it has the legal right and
capacity to execute this Guaranty. In the event that this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, then Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if it was expressly named as a joint tenant therein. This Guaranty shall be governed by and construed under the laws of the State of New York.

            7. Guarantor irrevocably consents and agrees that any legal action or proceeding with respect to this Guaranty may be brought in any of the Federal or state courts having subject matter jurisdiction located in the Borough of Manhattan, The City of New York, and, by its execution and delivery of this Guaranty hereby (a) accepts the non-exclusive jurisdiction of the aforesaid courts, (b) irrevocably agrees that service of process to it out of any of the aforesaid courts may be made by mailing same to its address for notices set forth below, (c) irrevocably agrees to be bound by any final judgment (after any appeal) of any such court with respect to this Guaranty, and
(d) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding with respect to this Guaranty brought in any such court, and further irrevocably waives, to the fullest extent permitted by law, any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of this 12th day of September, 2000.

                              WEIGHT WATCHERS INTERNATIONAL, INC.

                              By: /s/ Thomas S. Kiritsis
                                  --------------------------------

                              Address For Notice:

                              Weight Watchers International, Inc.
                              175 Crossways Park West
                              Woodbury, N.Y.  11797
                              Attention:  General Counsel
                              Fax:  516-390-1795

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STATE OF NEW YORK       )
                        )     ss.:
COUNTY OF               )


            On the ____ day of September, 2000, before me, the undersigned, personally appeared _____________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



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                                                Notary Public